Exhibit 2.2(e)
                                 --------------
                    ACQUISITION AGREEMENT AND PLAN OF MERGER

     This Acquisition Agreement and Plan of Merger is made as of March 17, 1999, by and between American Fire Retardant Corporation, a Florida Corporation (the "Disappearing Corporation") and American Fire Retardant Corporation, a Wyoming Corporation (the "Surviving Corporation"). (The corporations together are sometimes referred to below as the "Constituent Corporations.")

                                    RECITALS
                                    --------

     A. Whereas, the Disappearing Corporation, American Fire Retardant Corporation, is a Florida Corporation organized and existing under the laws of the State of Florida, having been incorporated on November 20, 1992, with authorized capital stock consisting of 1,000 shares of common shares with $.50 par value of which 1,000 shares are issued and outstanding.

     B. Whereas, the Surviving Corporation, American Fire Retardant Corporation, is a Wyoming Corporation organized and existing under the laws of the State of Wyoming, having been incorporated on July 24, 1995, with authorized capital stock consisting of an unlimited number of shares of common stock without par value of which 2,022,938 shares are issued and outstanding.

     C. Whereas, the Disappearing Corporation is presently a wholly owned subsidiary of the Surviving Corporation.

     D. Whereas, the Board of Directors of Disappearing Corporation desire to merge the Disappearing Corporation, with and into the Surviving Corporation for the purpose of consolidating the Constituent Corporations into one entity.

     E. Whereas, the merger will have no effect or change in the nature of the business or management of the resulting business operating through the Surviving Corporation.

     F. Whereas, the Board of Directors of each of the Constituent Corporations deem it advisable for the welfare of the Constituent Corporations that these corporations merge under the terms and conditions hereinafter set forth, and they have duly approved and authorized the terms of this Agreement.

     G. Whereas, the laws of the State of Florida and Wyoming permit such a merger, and the Constituent Corporations desire to merge under and pursuant to the provisions of the laws of their respective states.

     H. Whereas, the Plan of Merger as set forth herein is contained in the Articles of Merger to be filed with the respective States of the Constituent Corporations.

                                    AGREEMENT
                                    ---------

     NOW THEREFORE, in consideration of the premises and of the mutual agreements and covenants herein contained, it is agreed that the Disappearing Corporation will merge with and into the Surviving Corporation under the terms and conditions set forth herein as follows:

     1. The Merger. Subject to the terms and conditions hereof, the merger shall be consummated in accordance with the Florida Business Corporation Act and the applicable provisions of the Wyoming Business Corporation Act, as promptly as practicable following the approval of the shareholders of the Surviving Corporation. At the Effective Date as set forth herein, subject to the terms and conditions of this Agreement and in accordance with the laws of the States of Wyoming and Florida, the Disappearing Corporation shall be merged with and into Surviving Corporation, whereupon the separate existence of Disappearing Corporation shall cease and the Wyoming Corporation shall be the Surviving Corporation. The Surviving Corporation shall continue its corporate existence under the laws of the State of Wyoming.

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
     Without any other transfer or documentation, on the effective date of the merger the Surviving Corporation shall (i) succeed to all of Disappearing Corporation's rights and property; and (ii) be subject to all Disappearing Corporation's liabilities and obligations. Notwithstanding the above, after the effective date the Surviving Corporation's proper officers and directors may perform any acts necessary or desirable to vest or confirm Surviving Corporation's possession of and title to any property or rights of Disappearing Corporation, or otherwise carry out this Agreement's purposes. This includes execution and delivery of deeds, assurances, assignments or other instruments.

     2. Execution of Articles of Merger. Following the approval of the merger by the shareholders of the Surviving Corporation, the Disappearing Corporation and Surviving Corporation shall complete and execute Articles of Merger and cause the Articles of Merger to be delivered to the Secretary of State of the States of Wyoming and Florida for filing. The parties hereto will also execute and deliver such other documents or certificates as may be required to effect the merger.

     3. Effect of Merger. The effect of the merger shall be to merge the Disappearing Corporation into the Surviving Corporation without any change in the nature of the business or management.

     4. Name of Surviving Corporation. The name of the Surviving Corporation, shall, and, from and after the effective date of the merger, be American Fire Retardant Corporation The separate existence of the Disappearing Corporation shall cease at the effective time of the merger, except insofar as it may be continued by law or in order to carry out the purposes of this Agreement, and except as continued in the Surviving Corporation.

     5. Articles of Incorporation of Surviving Corporation. The Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation of the Surviving Corporation as presently on file with the Secretary of States office of the State of Wyoming, a copy of which is attached hereto as Exhibit A.

     6. By-laws of the Surviving Corporation. The By-laws of the Surviving Corporation, at the effective time of the merger, shall be the present By-laws of the Surviving Corporation, until altered or replaced as provided herein.

     7. Board of Directors and Officers. The members of the Board of Directors and the Officers of the Surviving Corporation immediately after the effective time of the merger shall be those persons who are presently the members of the Board of Directors and the Officers of the Disappearing Corporation and Surviving Corporation, as set forth below, for the terms provided by law or in the By-laws of the Surviving Corporation, or until their respective successors are elected and qualified.

          Directors:               Officers:
          ----------------         --------------------------------------------
          Stephen F. Owens         President and CEO...........Stephen F. Owens
          Angela M. Raidl          Chief Financial Officer.....Angela M. Raidl
                                   Secretary ..................Angela M. Raidl

                                  Page 2 of 5

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     8. Conversion of shares.  By virtue of the merger and without any action by any shareholder, upon the effective date each share of capital stock of Disappearing Corporation outstanding immediately prior to the effective date shall be converted into one (1) fully paid and non-assessable share of Surviving Corporation's common stock, without any dilution or change in the rights or privileges associated with said shares. No fractional shares of Surviving Corporation shall be issued.

     9. Stock Certificates. On or after the effective date, all of Disappearing Corporation's outstanding stock certificates shall be deemed to represent ownership of Surviving Corporation' shares, into which Disappearing Corporation's shares have been converted (as provided above). The holders of such certificates must surrender them to the Surviving Corporation in whatever manner it may legally require, or as provided by the Surviving Corporation. On receipt thereof, Surviving Corporation shall issue and exchange certificates for shares of its common stock representing the number of shares to which the holder is entitled as provided above.

     Pending the surrender and exchange of certificates, the registered owner on Disappearing Corporation's books of any outstanding stock certificate shall be entitled to exercise all voting and other rights, and receive any dividends payable, with respect to the shares of Surviving Corporation represented by the certificates (as provided above).

     10. Authority to Conduct Business. The Surviving Corporation represents that the corporation has not filed an application for authority to do business in the State of Florida. The Surviving Corporation has filed or will file applications to conduct business as a foreign corporation within the States of California, Florida, Louisiana and such other states as it will conduct business from time to time.

     11. Effective Date. Provided this Agreement is not abandoned, the effective date of merger (the "Effective Date") shall be at the close of business on the date when the requisite Articles of Merger are duly filed in the office of the Secretary of State of Wyoming and Florida.

     12. Service of Process of Surviving Corporation. The Surviving Corporation agrees that it may be served with process is the State of Florida in any proceedings for enforcement of any obligation of the Disappearing Corporation, as well as for the enforcement of any obligation of the Surviving Corporation arising from the merger, and hereby irrevocably appoints the Secretary of State of the State of Florida, as its agent to accept service of process in any suit or other proceedings. Copies of such process shall be mailed to:

               American Fire Retardant Corp.
               Mr. Stephen F. Owens
               9337 Bond Avenue
               El Cajon, California 92021

     13. Abandonment. This Agreement of Merger may be abandoned (a) by either Constituent Corporation, acting by its Board of Directors, at any time prior to its adoption by the shareholders of both of the Constituent Corporations, as provided by law, or, (b) by the mutual consent of the Constituent Corporations, acting each by its Board of Directors, at any time after such adoption by such shareholders and prior to the effective time of merger. In the event of the abandonment of this Agreement of Merger pursuant to (a) above, notice thereof shall be given by the Board of Directors of the Constituent Corporation and thereupon, or abandonment pursuant to (b) above, this Agreement of Merger shall become wholly void and of no effect and there shall be no further liability of obligation hereunder on the part of either the Constituent Corporations or of its Board of Directors or shareholders.


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
     14. The  obligations  of each party hereto to consummate the Merger and the
other   transactions   contemplated  by  this  Agreement  shall  be  subject  to
fulfillment on or prior to the Closing of each of the following conditions:

          a. Shareholder Approval. The shareholders of Surviving Corporation shall have duly adopted and approved this Agreement and the transactions contemplated hereby in accordance with the applicable provisions of the Wyoming Business Corporation Act or other applicable law.

          b. No Injunctions. No injunction or restraining or other order issued by a court of competent jurisdiction which prohibits the consummation of the transactions contemplated by this Agreement shall be in effect (each party agreeing to use diligent efforts to have any such injunction or order lifted), and no governmental action or proceeding shall have been commenced or threatened in writing seeking any injunction or restraining or other order that seeks to prohibit, restrain, invalidate or set aside consummation of the transactions contemplated by this Agreement.

          c. No Governmental Proceedings. No action will have been taken, and no statute, rule or regulation will have been enacted, by any state or federal government agency that would render the consummation of the Merger illegal.

          d. Governmental Approvals. All governmental filings or approvals required in connection with the consummation of the transactions contemplated by this Agreement shall have been made or received.

     15. Amendments. Subject to applicable law, this Agreement, the Articles of Merger and any exhibit attached hereto or thereto may be amended by the parties hereto at any time prior to the Effective Date; provided, however, that any such amendment must be in writing and executed by all parties hereto.

     16. Assignment. The rights under this Agreement shall not be assignable nor the duties delegable by any party without the written consent of the other parties; and nothing contained in this Agreement, express or implied, is intended to confer upon any person or entity, other than the parties hereto and their successors in interest and permitted assignees, any rights or remedies under or by reason of this Agreement unless so stated to the contrary.

     17. Entire Agreement. This Agreement (including all schedules and exhibits attached hereto and thereto and all documents delivered as provided for herein and therein) contain the entire agreement among the parties hereto with respect to the subject matter hereof and the transactions contemplated hereby and supersedes all prior negotiations, discussions, agreements, and undertakings, both written and oral, among the parties hereto, with respect to the subject matter hereof.

     18.   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
Counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile with original executed copies to be delivered by overnight mail.

     19. Governing Law. This Agreement shall be construed by and enforced in accordance with the laws of the State of Wyoming without giving effect to the principles of the conflicts of laws.

     20. Approval and Adoption by Boards of Directors of the Constituent Corporations. The Boards of Directors of the Constituent Corporation deem it best interests of the corporations and their shareholders that Disappearing Corporation be merged with and into the Surviving Corporation and their respective Boards of Directors have adopted on behalf of their corporations the this Agreement.

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
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their respective duly authorized officers, as of the date first written above.

                                   THE DISAPPEARING CORPORATION
                                   ----------------------------

                                   AMERICAN FIRE RETARDANT CORPORATION
                                   A Florida Corporation


                                   /s/ Stephen F. Owens
                                   --------------------------------------------
                                   By:  Stephen F. Owens
                                   Its: President


                                   /s/ Angela M. Raidl
                                   --------------------------------------------
                                   By: Angela M. Raidl
                                   Its: Secretary


                                   THE SURVIVING CORPORATION
                                   -------------------------

                                   AMERICAN FIRE RETARDANT CORPORATION
                                   A Wyoming Corporation


                                   /s/ Stephen F. Owens
                                   --------------------------------------------
                                   By:  Stephen F. Owens
                                   Its: President


                                   /s/ Angela M. Raidl
                                   --------------------------------------------
                                   By: Angela M. Raidl
                                   Its: Secretary

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